                                                                       Exhibit 5
                           AXELROD, SMITH & KIRSHBAUM
                  An Association of Professional Corporations
                                ATTORNEYS AT LAW
                         5300 Memorial Drive, Suite 700
                           Houston, Texas 77007-8292

                                                        Telephone (713) 861-1996
                                                        Facsimile (713) 552-0202

                                 April 22, 1998
John W. Adair
Adair International Oil and Gas, Inc
3000 Richmond, Suite 100
Houston, Texas 77098

Dear Mr. Adair:

         As counsel for Adair International Oil and Gas, Inc, a Texas corporation (the "Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission relating to the registration of the issuance of up to 1,000,000 shares of common stock, no par value per share (the "Common Stock"), to be issued to certain consultants pursuant to the Consulting Agreement of the Company.

         We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and

         2. The shares of Common Stock to be issued are validly authorized and, when issued, delivered and paid for in accordance with the terms of the Consulting Agreement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to Axelrod, Smith, & Kirshbaum under the heading "Exhibits-Opinion."




                                                    Very truly yours,
                                            /s/ Axelrod, Smith & Kirshbaum
                                            ------------------------------